UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 15, 2013

CHINA FRUITS CORPORATION

(Exact Name of Registrant as Specified in Charter)

NEVADA

(State or other jurisdiction of incorporation or organization)

0-22373 (Commission File Number)	90-0315096 (IRS Employer Identification Number)

Fu Xi Technology & Industry Park, Nan Feng County

Jiang Xi Province, P. R. China

(Address of principal executive offices)

 +86 (794) 326-6199

  (Issuer Telephone Number)

Copies to:

Greentree Financial Group, Inc.

7951 SW 6th Street, Suite 216

Plantation, FL 33324

(954) 424-2345 Tel

(954) 424-2230 Fax

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report on Form 8-K is filed by China Fruits Corporation, a Nevada corporation (the “Registrant”), in connection with the items set forth below.

(1)

Item 1.01 Entry into a Material Definitive Agreement.

On July 15, 2013 China Fruit Corporation (the “Company” or “Registrant”) and Dragon Gate Investment Partners (“Dragon Gate”) entered into an Investor Relations Service Agreement (the “Agreement”). Pursuant to the terms of the Agreement, Dragon Gate will serve as the Company’s Investor Relations Representative to support the Company’s communications with U.S. investment communities. The services provided by Dragon Gate will primarily consist of developing an integrated IR plan with a brand-new focus on multimedia IR services based on CorpOnline IR platform, redesigning the Company’s IR and other communication channels, delivering corporate information packages, handling shareholder enquiries, and managing the communications with brokers, analysts, and investors. The Agreement will expire on July 15, 2014.

The Company believes the engagement with Dragon Gate will give the Company the ability to effectively release its information to more prospective investors.

The Registrant currently has 49,951,223 issued and outstanding shares of common stock that trade on the Over-The-Counter Bulletin Board under the symbol "CHFR".

A copy of the Press Release issued by the Company is attached hereto as Exhibit 99.1.

Exhibit Number	Description

99.1	Press Release dated July 18, 2013

(2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA FRUITS CORPORATION

Date: July 18, 2013	By:	/s/ Chen, Quan Long
Chen, Quan Long President, Chief Executive Officer and Chairman of the Board of Directors